SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-A
                               (AMENDMENT NO. __)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            ARMSTRONG HOLDINGS, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Pennsylvania                             23-3033414
------------------------------------------ -------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

   2500 Columbia Avenue, Lancaster, PA                    17603
------------------------------------------ -------------------------------------
   (Address of Principal Executive Offices)             (Zip Code)

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
If this form relates to the registration of a class of         If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act       securities pursuant to Section 12(g) of the Exchange Act
and is effective upon filing pursuant to General               and is effective upon filing pursuant to General
Instruction A.(c), please check the following box.  [_]        Instruction A.(d), please check the following box.  [X]


 Securities Act registration statement file number to which this form relates: ______________
               (if applicable)

     Securities to be registered pursuant to Section 12(b) of the Act: None

        Title of Each Class                 Name of Each Exchange on Which
        to be so Registered                 Each class is to be Registered
        -------------------                 ------------------------------



        Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $1.00 par value
                          -----------------------------
                                (Title of Class)

                         Preferred Stock Purchase Rights
                         -------------------------------
                                (Title of Class)

           Explanatory Note: This filing on Form 8-A is being made for, among other things, the purpose of facilitating the generation of a Securities Exchange Act of 1934 file number by and for the use of the Securities and Exchange Commission with respect to Armstrong Holdings, Inc. (the "Registrant"). As indicated in a Form 8-K filed by the Registrant on May 9, 2000, pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Registrant became a successor issuer to Armstrong World Industries, Inc. on May 1, 2000, and accordingly, certain classes of the Registrant's securities were deemed to be registered under Section 12(b) of the 1934 Act. Subsequently, on December 30, 2002, certain of classes of the Registrant's securities ceased to be listed and registered on a national securities exchange, and, as a result, were deemed to be registered pursuant to Section 12(g)(1) of the 1934 Act pursuant to Rule 12g-2 under the 1934 Act.

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

           The description of the Registrant's Common Stock, $1.00 par value per share, and related Preferred Stock Purchase Rights, under the caption "Description of Holdings Capital Stock" in the Registrant's Prospectus that is part of the Registrant's Registration Statement on Form S-4/A filed with the Commission on March 22, 2000 (Registration No. 333-32530), is incorporated herein by reference.

ITEM 2.    EXHIBITS

       Exhibit No.                   Description
       -----------                   -----------

           3.1 Amended and Restated Articles of Incorporation of Armstrong Holdings, Inc. (incorporated herein by reference from Exhibit 3.1(i) to the Registrant's Current Report on Form 8-K filed on May 9, 2000).

           3.2 Bylaws of Armstrong Holdings, Inc, effective May 1, 2000 (incorporated herein by reference from Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

           4.1 Shareholders Summary of Rights to Purchase Preferred Stock dated as of March 14, 2000 (incorporated herein by reference from Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed on May 9, 2000).

           4.2 Rights Agreement dated as of March 14, 2000, by and between Armstrong Holdings, Inc. and American Stock Transfer & Trust, Inc. (incorporated herein by reference from Exhibit
                    99.3 to the Registrant's Current Report on Form 8-K filed on May 9, 2000).


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
                                   SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:      October 1, 2003

                                           ARMSTRONG HOLDINGS, INC.


                                            By:  /s/ Walter T. Gangl
                                               ---------------------------------
                                               Name:  Walter T. Gangl
                                               Title: Deputy General Counsel
                                                      and Assistant Secretary




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
                                  EXHIBIT INDEX

        Exhibit No.                   Description
        -----------                   -----------


           3.1 Amended and Restated Articles of Incorporation of Armstrong Holdings, Inc. (incorporated herein by reference from Exhibit 3.1(i) to the Registrant's Current Report on Form 8-K filed on May 9, 2000).

           3.2 Bylaws of Armstrong Holdings, Inc, effective May 1, 2000 (incorporated herein by reference from Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

           4.1 Shareholders Summary of Rights to Purchase Preferred Stock dated as of March 14, 2000 (incorporated herein by reference from Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed on May 9, 2000).

           4.2 Rights Agreement dated as of March 14, 2000, by and between Armstrong Holdings, Inc. and American Stock Transfer & Trust, Inc. (incorporated herein by reference from Exhibit
                    99.3 to the Registrant's Current Report on Form 8-K filed on May 9, 2000).




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